Exhibit 21

Broadcom Limited, Broadcom Cayman L.P.,

Broadcom Cayman Finance Limited and Broadcom Corporation

List of Subsidiaries

As of October 29, 2017

Name of Subsidiary	Country of Incorporation
Agere Systems LLC	Delaware (U.S.A.)
AT Luxembourg S.a. r.l.	Luxembourg
Avago Technologies Cayman Holdings Ltd ±	Cayman Islands
Avago Technologies Cayman Ltd.	Cayman Islands
Avago Technologies Finance Pte. Ltd.	Singapore
Avago Technologies General IP (Singapore) Pte. Ltd.	Singapore
Avago Technologies Holdings B.V.	Netherlands
Avago Technologies International Sales Pte. Limited	Singapore
Avago Technologies Manufacturing (Singapore) Pte. Ltd.	Singapore
Avago Technologies U.S. Inc.	Delaware (U.S.A.)
Avago Technologies Wireless (U.S.A.) Manufacturing LLC	Delaware (U.S.A.)
BC Luxembourg S.a r.l.	Luxembourg
Broadcom Asia Distribution Pte. Ltd.	Singapore
Broadcom Bermuda LP	Bermuda
Broadcom Cayman Finance Limited ±	Cayman Islands
Broadcom Cayman L.P.† ±	Cayman Islands
Broadcom Cayman Limited	Cayman Islands
Broadcom Communications Bermuda Limited	Bermuda
Broadcom Communications Netherlands B.V.	Netherlands
Broadcom Corporation	California (U.S.A.)
Broadcom Distribution Unlimited Company	Ireland
Broadcom International Limited	Cayman Islands
Broadcom International LLC	Delaware (U.S.A.)
Broadcom International Pte. Ltd.	Singapore
Broadcom Europe Limited	England
Broadcom Netherlands B.V.	Netherlands
Broadcom Products Unlimited Company	Ireland
Broadcom Singapore Pte Ltd.	Singapore
Broadcom UK Ltd.	Delaware (U.S.A.)
CMK LLC	Delaware (U.S.A.)
Cyoptics, Inc.	Delaware (U.S.A.)
Emulex Corporation	California (U.S.A.)
Global Locate, Inc.	Delaware (U.S.A.)
LSI Corporation	Delaware (U.S.A.)
LSI Logic HK Holdings	Cayman Islands
LSI Storage Ireland Limited	Ireland

Name of Subsidiary	Country of Incorporation
LSI Technology (Singapore) Pte. Ltd.	Singapore
Netlogic I LLC	Delaware (U.S.A.)
NetLogic Microsystems Caymans Limited	Cayman Islands
O.C. Property Company, LLC	Delaware (U.S.A.)
RMI International Caymans Limited	Cayman Islands
Serverworks Corporation	Delaware (U.S.A.)
ServerWorks International Ltd.	Cayman Islands
Teknovus, Inc.	California (U.S.A.)
Silicon Manufacturing Partners Pte Ltd.*	Singapore

†	This subsidiary is the only subsidiary of Broadcom Limited that is not a subsidiary of Broadcom Cayman L.P.
±	These subsidiaries are the only subsidiaries of Broadcom Limited and Broadcom Cayman L.P. that are not subsidiaries of Broadcom Cayman Finance Limited
These subsidiaries are the only subsidiaries of Broadcom Limited, Broadcom Cayman L.P. and Broadcom Cayman Finance Limited that are not subsidiaries of Broadcom Corporation
*	51% LSI Technology (Singapore) Pte. Ltd.; 49% GlobalFoundries